CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                        LEGRED STRUTHERS GENETICS, INC.


I, Lawrence A. Kirsch, the undersigned incorporator DO HEREBY CERTIFY THAT:

        1: They constitute two-thirds of the original incorporators of LEGRED STRUTHERS GENETICS, INC., a Nevada corporation.

        2: The original Articles were filed in the Office of the Secretary of State on October 21, 1999.

        3: As of the date of this certificate, no stock of the corporation has been issued.

        4: They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article FOURTH is amended to read as follows:

        FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 20,000 shares with a par value of one cent ($0.01).

Article FIFTH is hereby amended to read as follows:

        FIFTH: The corporation shall have not less than three and no more than five directors. The name and post office address of the directors of the corporation are as follows:

                        Douglas Beatty
                        2343 MacLeure Hall Avenue
                        Charleston, South Carolina 29412

                        Richard Seabrook
                        1112 Starwood Court
                        Charleston, South Carolina 29412

                        Rhett Seabrook
                        510B East Ashley Avenue
                        Folly Beach, South Carolina 29439



                                By: /s/ LAWRENCE A. KIRSCH
                                    ----------------------
                                    Lawrence A. Kirsch
                                    Incorporator

        STATE OF NEW YORK)
        COUNTY OF ALBANY )  SS.:

On the 25th day of October, 1999, personally appeared before me, a notary public, Lawrence A. Kirsch, personally known to me by the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.


                                /S/ WENDY J. HENDERSON
                                ----------------------
                                Notary Public
                                My Commission Expires:
                                Wendy J. Henderson
                                Notary Public, State of New York
                                No. 01HE5031008
                                Qualified in Albany County
                                Commission Expires July 25, 2000